EXHIBIT 10.4

PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (the “Agreement”), dated as of December 14, 2012, is made by and among HPEV, Inc., a Nevada corporation (the “Debtor”), HPEV, Inc., a Delaware corporation (“Subsidiary”), and each holder of a Senior Convertible Debenture of even date, and SPIRIT BEAR LIMITED, itself a holder and acting as collateral agent for the other holders (collectively, the “Secured Party”).

WHEREAS, in order to induce the Secured Party to agree to the terms and conditions of the Senior Convertible Debenture, Debtor and Subsidiary have agreed to secure Debtor’s obligations under the Senior Convertible Debenture with Subsidiary’s patents.

NOW, THEREFORE, Debtor, Subsidiary and the Secured Party agree as follows:

1.	DEFINITIONS. All terms defined in the Senior Convertible Debenture of even date herewith between the Debtor and Secured Party (the “Debenture”) which are not otherwise defined herein shall have the meanings stated in the Debenture. In addition, the following terms have the meanings set forth below:
a.	“Obligations” means each and every debt, liability and obligation of every type and description arising under or in connection with the Debenture which the Debtor may now or at any time hereafter owe to the Secured Party, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several.
b.	“Patents” means all of the Debtor’s and Subsidiary’s right, title and interest in and to patents or applications for patents, fees or royalties with respect to each, and including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents listed here:

Serial/Patent No. 7,569,955 – Electric Motor with Heat Pipes

Serial/Patent No. 8,198,770 – Heat Pipe Bearing Systems and Methods

Serial/Patent No. 8,238,818 – Electric Motor with Heat Pipes

Serial/Patent No. 8,134,260 – Electric Motor with Heat Pipes

Serial/Patent No. 8,148,858 – Totally Enclosed Heat Pipe Cooled Motor

Serial/Patent Pending No. 12/352,301 – Composite Heat Pipe Structure

Serial/Patent Pending No. 12/829,603 – Hybrid Parallel Load Assist System and Methods

and any divisions, continuations, continuations-in-part, reissues or corresponding foreign patents and patent applications.

2.	SECURITY INTEREST. The Debtor and Subsidiary hereby irrevocably pledge and assign to, and grant to the Secured Party a security interest, with power of sale to the extent permitted by law, (the “Security Interest”) in the Patents to secure payment and performance of the Obligations.
3.	Debtor and Subsidiary shall, within five (5) business days following the date of this agreement, deliver to their counsel, Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York, 10006; such Patents as shall have been obtained from the United States Patent and Trademark Office and shall, in each instance as shall arise, thereafter deposit with their counsel, within five (5) business days of receipt thereof from the USPTO, any Patent as shall be granted but that is pending as of the date hereof; and counsel shall hold all such Patents pending their disposition consistent with the terms and provisions of the Debenture. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Debtor hereby represents, warrants and agrees as follows:
a.	EXISTENCE, AUTHORITY. Each of the Debtor and Subsidiary is a corporation, having full power to and authority to make and deliver this Agreement. The execution, delivery and performance of this Agreement by the Debtor and Subsidiary have been duly authorized by all necessary action of the Debtor’s board of directors, and if necessary its stockholders, and do not and will not violate the provisions of, or constitute a default under, any presently applicable law or its articles of incorporation or bylaws or any agreement presently binding on it. This Agreement has been duly executed and delivered by the Debtor and Subsidiary and constitutes the Debtor’s and Subsidiary’s lawful, binding and legally enforceable obligation. The correct legal names of the Debtor and Subsidiary are as set forth at the beginning of this Agreement. Except for any financing statements required to be filed under the applicable Uniform Commercial Code (the “UCC”) and any filings or recordings of this Agreement in the U.S. Patent and Trademark Office, the authorization, execution, delivery and performance of this Agreement do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency.
b.	PATENTS. All of the Patents identified in Section 1 are owned by Subsidiary and controlled by the Debtor as of the date hereof and the information in Section 1 accurately reflects the existence and status of the Patents listed therein as of the date hereof.
c.	TITLE. Subsidiary has absolute title to each Patent, free and clear of all security interests, liens and encumbrances, except the Security Interest. The Debtor or Subsidiary, as applicable, (i) will have, at the time the Debtor or Subsidiary acquires ownership in Patents hereafter arising, absolute title to each such Patent, free and clear of all security interests, liens and encumbrances, except the Security Interest, and (ii) except for licenses entered into hereafter in the ordinary course of business for fair consideration and which do not cause material harm to the Secured Party as holder of the Debenture, will keep all Patents free and clear of all security interests, liens and encumbrances except the Security Interest.
d.	NO SALE. Neither the Debtor nor Subsidiary will sell or otherwise dispose of the Patents, or any interest therein, without the Secured Party’s prior written consent, except (i) as permitted in subsection c(ii) above, and (ii) sale or disposition of Patents that provide no material continuing benefit to Debtor or Subsidiary.
e.	DEFENSE. The Debtor and Subsidiary will at their own expense, and using its best efforts, protect and defend the Patents and against all claims or demands of all persons other than the Secured Party, which would cause material harm to the Secured Party.
f.	MAINTENANCE. The Debtor and Subsidiary will at their own expense maintain the Patents to the extent reasonably advisable in its business including, but not limited to, filing all applications to register or obtain letters patent, file all affidavits and renewals, and pay all annuities and maintenance fees possible with respect to issued registrations and letters patent. The Debtor and Subsidiary covenant that they will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Patent (except for those that provide no material continuing benefit to Debtor or Subsidiary), nor fail to file any required affidavit in support thereof, without first providing the Secured Party: (i) sufficient written notice to allow the Secured Party to timely pay any such maintenance fees or annuity or take such other action which may become due on any of said Patents, or to file any affidavit with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit, or take such other action, should such be necessary or desirable.
4.	SECURED PARTY’S RIGHT TO TAKE ACTION. If the Debtor or Subsidiary fails to perform or observe any of its obligations set forth in this Agreement, and if such failure continues for a period of ten (10) calendar days after the Secured Party gives the Debtor and Subsidiary written notice thereof, or if the Debtor or Subsidiary notifies the Secured Party that it intends to abandon a Patent, the Secured Party may (but need not) perform or observe such obligation on behalf and in the name, place and stead of the Debtor or Subsidiary, as applicable (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure.
5.	COSTS AND EXPENSES. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s taking action or exercising its rights under this Agreement, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations.
6.	ASSISTANCE WITH FILING. On a continuing basis for the purpose of perfecting and maintaining the perfection of Secured Party’s security interest in the Patents, Debtor or Subsidiary, as applicable, will execute all financing or continuation statements, collateral agreements, and filings with the United States Patent and Trademark Office, as may reasonably be necessary or advisable, or as reasonably requested by Secured Party, to carry out the intent and purposes of this Security Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in the Patents.
7.	POWER OF ATTORNEY. To facilitate the Secured Party’s taking action or exercising its rights under this Agreement, each of the Debtor and Subsidiary hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor and Subsidiary with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor or Subsidiary, as applicable, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor or Subsidiary under this Agreement, or, necessary for the Secured Party, after an Event of Default, to enforce or use the Patents or to grant or issue any exclusive or non-exclusive license under the Patents to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents to any third party. Each of the Debtor and Subsidiary hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the payment and performance of all Obligations.
8.	DEBTOR’S USE OF THE PATENTS. The Debtor and Subsidiary, as applicable, shall be permitted to control and manage the Patents, including the right to exclude others from making, using or selling items covered by the Patents and any licenses thereunder, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Event of Default occurs and remains unwaived or uncured.
9.	EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (a) an Event of Default as defined in the Debenture, shall occur; or (b) the Debtor shall fail promptly (including any applicable grace period) to observe or perform any covenant or agreement herein binding on it; or (c) any of the representations or warranties contained in Section 3 shall prove to have been incorrect in any material respect when made.
10.	REMEDIES. Upon the occurrence of an Event of Default and at any time thereafter during its continuance, the Secured Party may, at its option, take any or all of the following actions:
a.	The Secured Party may exercise any or all remedies available under the Debenture.
b.	The Secured Party may sell, assign, transfer, pledge, encumber or otherwise dispose of the Patents.
c.	The Secured Party may enforce the Patents and any licenses thereunder, and if the Secured Party shall commence any suit for such enforcement, the Debtor shall, at the request of the Secured Party, do or cause Subsidiary to do any and all lawful acts and execute any and all proper documents required by the Secured Party in aid of such enforcement.
d.	The remedies of the Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the Uniform Commercial Code of California shall not be construed as a waiver of any of the other remedies of the Secured Party so long as any part of the Obligations remains unsatisfied.
11.	ATTORNEYS’ FEES. If any action relating to this Security Agreement is brought by a party hereto against another party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements.
12.	AMENDMENTS. Except as otherwise provided herein, this Security Agreement may be amended only by a written instrument signed by both parties hereto.
13.	WAIVERS. No failure or delay on the part of Secured Party, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of a waiver operate as a continuing waiver.
14.	SEVERABILITY. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.
15.	GOVERNING LAW AND JURISDICTION. This Security Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Debtor and Secured Party consent to the exclusive jurisdiction of any state or federal court located in San Francisco, California.
16.	COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such Security Agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and notification that such executed counterparts has been received by Debtor, Subsidiary and Secured Party.

IN WITNESS WHEREOF, the parties have caused this Patent Security Agreement to be duly executed and delivered as of the date first above indicated.

HPEV, INC., A NEVADA CORPORATION

By: /s/ Timothy Hassett

Name: Timothy Hassett

Title:    CEO

HPEV, INC., A DELAWARE CORPORATION

By: /s/ Quentin D. Ponder

Name: Quentin D. Ponder

Title:    Chairman

SPIRIT BEAR LIMITED

By:  Jay Palmer

Name: Jay Palmer

Title:    President